UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2013

The Dolan Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33603	43-2004527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 South Ninth Street, Suite 2300 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 317-9420

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.02 Termination of a Material Definitive Agreement

In connection with The Dolan Company’s (the “Company’s”) previously announced plan to restructure its National Default Exchange (“NDeX”) unit, the Company has ceased providing services undertaken in connection with residential mortgage defaults (the “Services”) in Indiana, with the exception of certain continuing technology services. The Company entered into a Purchase and Settlement Agreement today, July 24, 2013, with the affected parties (the “Settlement Agreement”) that, among other things, provides for the sale of certain assets related to the Services previously provided to the Company’s Indiana law firm affiliate.

The Settlement Agreement terminates the Services Agreement between American Processing Company, LLC, the Company’s majority-owned subsidiary, and Feiwell & Hannoy Professional Corporation (“Feiwell & Hannoy”), which included Michael Feiwell and Douglas Hannoy as parties to that Service Agreement for certain purposes (the “Indiana Services Agreement”). Under the Indiana Services Agreement, Feiwell & Hannoy exclusively referred its residential mortgage default files to NDeX for Services, and NDeX provided the Services for a fixed fee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOLAN COMPANY

Date: July 24, 2013	/s/ Vicki J. Duncomb
Name: Vicki J. Duncomb
Its: Vice President and Chief Financial Officer